UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2008

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (805) 967-7611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry Into a Material Definitive Agreement.

Amendment of Employment Agreements with Senior Executives

On February 28, 2008, Deckers Outdoor Corporation (the “Company”) entered into amendments to each of the Senior Executive Employment Agreements (the “Employment Agreements”) previously entered into between the Company and each of the following executive officers of the Company: Angel Martinez, Constance Rishwain, Colin Clark and Peter Worley.  The purpose of these four amendments was to:

(1)          extend until December 31, 2009 the term of the executive’s underlying Employment Agreement;

(2)          increase from six to twelve the number of monthly severance payments to be made to the executive in the event he or she is terminated by the Company without cause or if he or she terminates their employment for “good reason” (as such term is defined in the Employment Agreement) so that the executive will be entitled in such event to receive an aggregate of one year of severance; and

(3)          increase the base salary of the executive, effective January 1, 2008, to the amount set forth in the table below.

                The following table sets forth the name, title and new base salary for each executive officer entering into an amendment to his or her Employment Agreement, together with the date of that original agreement.

		Base Salary Effective	Original Date of Employment
Name	Title	January 1, 2008	Agreement
Angel R. Martinez	President & Chief Executive Officer	$750,000	April 11, 2005
Constance X. Rishwain	President of the UGG and Simple Divisions	$300,000	January 1, 2006
Colin G. Clark	Senior Vice President, International	$250,000	January 1, 2006
Peter K. Worley	President of the Teva Division	$250,000	March 20, 2006

Each amendment supplements and amends the corresponding executive officer’s Employment Agreement and, except as set forth in the amendment, the Employment Agreement for each executive officer remains in full force and effect.  Each amendment is identical in form except for the name of the executive officer, the date of his or her Employment Agreement and his or her new base salary amount.  The form of amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Form of Amendment dated February 28, 2008 to Senior Executive Employment Agreement with Deckers Outdoor Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECKERS OUTDOOR CORPORATION

Date: March 4, 2008	/s/ Zohar Ziv
Zohar Ziv
Chief Operating Officer